UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016

GENERAL CANNABIS CORP

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement

On March 29, 2016, General Cannabis Corp. (the “Company”) and the Infinity Capital West, LLC, (“Infinity”) a Colorado limited liability company (collectively the “Parties”), entered into an amendment agreement (the “Amendment”), which amended the terms of an option agreement (the “Option Agreement”), dated as of November 4, 2015 by and between the Parties and GC Finance Arizona LLC (“GC”). Both Infinity and GC (as a wholly-owned subsidiary of Infinity) are controlled by Michael Feinsod, the Company’s Chairman of the Board of Directors. As previously disclosed on the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2015, pursuant to the Option Agreement, GC and Infinity granted the Company a six month option to purchase all of GC’s interest in DB Products Arizona, LLC (“DB”) at GC’s actual cost, plus $1.00.

DB is a Delaware LLC whose equity interests are currently 50% owned by GC Finance and 50% owned by Bloom Master Fund I, LLC. GC has agreed to grant Dixie Brands, Inc. an option (the “Dixie Option”) to purchase 50% of its equity interest in DB (representing a 25% equity interest in DB). Accordingly, the Company’s option from GC Finance is subject to the Dixie Option. DB is involved in the production and distribution of Dixie Brands, Inc.’s full line of medical cannabis Dixie Elixirs and Edible products in Arizona. Infinity owns approximately 1% of the capital stock of Dixie Brands, Inc.

Pursuant to the Amendment, Infinity agreed to grant the Company an extension of the option exercise term originally granted in the Option Agreement to September 30, 2015 in consideration for the grant of a warrant to Infinity to purchase One Hundred Thousand (100,000) shares of the common stock of the Company (the “Warrant”). The Warrant has a term of 5 years and an exercise price of $0.67 per share, which was the closing price of the Company’s Common Stock on March 28, 2016.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02

Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.   The securities were issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended.  The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On April 1, 2016, the Board  approved the issuance of options to purchase 216,650 shares of the Company’s common stock (the “Shares”) with an exercise price of $0.61 per share pursuant to the Company’s 2014 Equity Incentive Plan (the “Options”), to various employees in recognition of services provided to the Company. The Options also included grants to the Company’s directors: Messrs. Feinsod, Boockvar, and Frichtel.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
4.1	Amendment Agreement, dated March 29, 2016
4.2	Warrant issued to Infinity Capital West, LLC, dated as of March 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 6, 2016

GENERAL CANNABIS CORP

By:	/s/ Robert L. Frichtel
Name:	Robert L. Frichtel
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
4.1	Amendment Agreement, dated March 29, 2016
4.2	Warrant issued to Infinity Capital West, LLC, dated as of March 31, 2016